Exhibit d.52

Blackstone Alternative Multi-Strategy Fund

INVESTMENT SUB-ADVISORY AGREEMENT

AGREEMENT, effective May 15, 2015 between Blackstone Alternative Investment Advisors LLC, a Delaware limited liability company (the “Adviser”), and Nephila Capital, Ltd., a Bermuda entity (the “Sub-Adviser”).

WHEREAS, the Adviser has entered into an Investment Advisory Agreement (the “Advisory Agreement”) with Blackstone Alternative Investment Funds, a Massachusetts business trust (the “Trust”), on behalf of its series, Blackstone Alternative Multi-Strategy Fund (the “Fund”), relating to the provision of portfolio management services to the Fund;

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Advisory Agreement provides that the Adviser may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more sub-investment advisers;

WHEREAS, in selecting sub-investment advisers and entering into and amending sub-advisory agreements, the Adviser and the Trust may rely upon an exemptive order obtained from the Securities and Exchange Commission (“SEC”); and

WHEREAS, the Adviser and the Board of Trustees (the “Board”) of the Trust desire to retain the Sub-Adviser to render portfolio management services to the Fund in the manner and on the terms set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Adviser and the Sub-Adviser agree as follows:

1.	Appointment.

a.

Role of Sub-Adviser. The Adviser hereby appoints the Sub-Adviser to act as an investment adviser for the Fund, subject to the oversight and direction of the Adviser and the Board, for the period hereinafter set forth. Without limiting the generality of the previous statement, the Sub-Adviser shall manage the investment and reinvestment of the assets of the Fund in accordance with such investment strategies and within such limitations as the Adviser and the Sub-Adviser shall agree from time to time (the “Strategy”). The Sub-Adviser and the Adviser acknowledge and agree that the investment advisory and other services as set forth herein to be performed by the Sub-Adviser will apply solely to the portion of the Fund’s assets that Adviser or the Board shall from time to time designate, which may consist of all or a portion of the Fund’s assets (the “Allocated Portion”). The Sub-Adviser hereby accepts such appointment and agrees during such period, subject to the oversight of the Board and the Adviser, to render the services in accordance with the terms hereof and to assume the obligations herein set forth for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor.

Except as expressly provided or authorized (whether herein or otherwise), the Sub-Adviser shall have no authority or obligation to act for or represent the Adviser, the Trust or the Fund in any way.

b.	Limitations of Sub-Adviser’s Responsibility. The Sub-Adviser shall not be responsible for aspects of the Fund’s investment program with respect to the Fund’s assets other than the Allocated Portion, including, without limitation, purchases and sales of securities or other investments (and selection of brokers to conduct such purchases and sales) in connection with such other aspects of the Fund’s investment program.

c.	Sub-Advisory Arrangement Not Exclusive for Fund. The Adviser may appoint from time to time other sub-advisers in addition to the Sub-Adviser to manage the assets of the Fund that do not constitute the Allocated Portion. Nothing in this Agreement shall be construed or interpreted to grant the Sub-Adviser an exclusive arrangement to act as the sole sub-adviser to the Fund.

2.	Sub-Adviser Duties.

The Sub-Adviser is hereby granted (subject to the limitations expressed) the following authority and undertakes to provide the following services and to assume the following obligations:

a.	Adviser Retains Certain Authority. Subject to approval of the Board and notice to the Sub-Adviser, the Adviser retains complete authority to immediately assume direct responsibility for any function delegated to the Sub-Adviser under this Agreement.

b.	Continuous Investment Program. The Sub-Adviser shall formulate and implement a continuous investment program for the Allocated Portion in accordance with the Strategy, including determining what portion of such assets will be invested or held uninvested in cash. Without limiting the generality of the foregoing, the Sub-Adviser is authorized to: (a) make investment decisions for the Fund in respect of the Allocated Portion; (b) place purchase and sale orders for portfolio transactions in respect of the Allocated Portion and manage otherwise uninvested cash assets of the Allocated Portion; and (c) subject to Section 2(d) below, execute account documentation, agreements, contracts, and other documents as may be requested by brokers, dealers, counterparties and other persons in connection with the Sub-Adviser’s management of the Allocated Portion (in such respect, and only for this limited purpose, the Sub-Adviser will, as necessary to effect such documentation, agreements, contracts, and other documents, act as the Adviser’s and the Fund’s agent and attorney in fact). The Sub-Adviser will in general take such action as is appropriate to effectively manage the Allocated Portion.

c.

Management in Accordance with Fund Governing Documents and Procedures. The Sub-Adviser will manage the Allocated Portion subject to and in accordance with (i) the Strategy; (ii) the policies of the Fund set forth in the Fund’s Agreement and Declaration of Trust, as amended, By-Laws and registration statement (as from time to time amended, supplemented and in effect, the “Registration Statement”) (collectively, the “Governing Documents”); (iii) the requirements applicable to registered investment companies under applicable laws, including without limitation the 1940 Act and the rules and regulations thereunder and the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder applicable to qualification as a “regulated investment company,” and (iv) any written instructions which the Adviser or the Board may issue from time to time. The Sub-Adviser also agrees to conduct its activities hereunder in all material respects in accordance with any applicable procedures or policies adopted by the Board as from time to time in effect and communicated to the Sub-Adviser (the “Procedures”). The Adviser has provided to the Sub-Adviser copies of all current Governing Documents and current Procedures and shall provide to the Sub-Adviser any material amendments or supplements thereto. The Adviser will provide reasonable notice to the Sub-Adviser of any relevant material changes to the Governing Documents or the Procedures. The Adviser shall timely furnish the Sub-Adviser with such additional information as may be reasonably necessary for or reasonably requested by the Sub-Adviser to perform its responsibilities pursuant to this Agreement. The Adviser agrees that the Sub-Adviser shall not be liable for any failure to recommend the purchase or sale of any security on behalf of the Fund on the basis of any information which might, in the Sub-Adviser’s reasonable opinion, constitute a violation of any federal or state laws, rules, or regulations.

d.	Fund Counterparties. Sub-Adviser will utilize the custody, prime brokerage, futures and options clearing, and ISDA services (as applicable) set up by, and in the name of, the Adviser or the Fund for the assets of the Allocated Portion. The Sub-Adviser will assist the Adviser in negotiating trading terms and other arrangements with custody, prime brokerage, futures and options clearing, and ISDA counterparties. In effecting transactions for the Allocated Portion, Sub-Adviser will utilize brokers for trade execution selected by the Sub-Adviser and accounts set up by Sub-Adviser with such brokers. Sub-Adviser will provide Adviser with copies of all trade execution agreements with such brokers. Adviser will assist Sub-Adviser in negotiating trading terms and other arrangements with trade execution counterparties. Sub-Adviser will be responsible for managing any collateral and margin requirements associated with investments made for the Allocated Portion and will perform reconciliation procedures on such accounts in-house or through a third party service provider approved by the Adviser, and upon request will provide or cause to be provided to Adviser information regarding such reconciliations.

e.	Reports. The Sub-Adviser shall render such reports to the Board and the Adviser as they may reasonably request concerning the investment activities of the Sub-Adviser with respect to the Allocated Portion. On each business day, the Sub-Adviser shall provide reports (to which the Adviser will have access) to the Fund’s administrator (the “Administrator”) regarding (i) the securities or other instruments held in the Allocated Portion; and (ii) the securities or other instruments purchased and sold for the Allocated Portion by the Sub-Adviser. The Sub-Adviser also shall provide such additional information to the Adviser or the Administrator regarding the Sub-Adviser’s implementation of the Strategy as the Adviser or Administrator may reasonably request.

f.	Proxy Voting. It is currently anticipated that the Sub-Adviser shall not be responsible for proxy voting; however, at the request of the Adviser, the Sub-Adviser shall assume responsibility for voting proxies and making all other voting and consent determinations with respect to the issuers of securities and other instruments held in the Allocated Portion in (i) a manner deemed by the Sub-Adviser to be in the best interests of the Fund (as it relates to the Allocated Portion) and (ii) accordance with the Sub-Adviser’s proxy voting policies and procedures (a copy of which has been provided to the Adviser). The Adviser shall provide the Sub-Adviser notice reasonably in advance of any request that the Sub-Adviser assume responsibility to vote proxies on behalf of the Fund (it being understood that a single notice may state a continuing obligation), and shall cause materials relating to such proxies to be forwarded to the Sub-Adviser in a timely fashion by the Fund’s custodian, the Administrator or another party. It is acknowledged and agreed that the Sub-Adviser shall not be responsible for the filing of claims (or otherwise causing the Fund to participate) in class action settlements or similar proceedings in which shareholders may participate related to securities currently or previously associated with the Allocated Portion. The Sub-Adviser shall provide disclosure regarding its proxy voting policies and procedures in accordance with the requirements of Form N-1A for inclusion in the Registration Statement of the Trust. To the extent that the Sub-Adviser votes proxies for the Fund, the Sub-Adviser shall report to the Adviser in a timely manner a record of all proxies voted, in such form and format that permits the Fund to comply with the requirements of Form N-PX with respect to the Allocated Portion. During any annual period in which the Sub-Adviser has voted proxies for the Fund, the Sub-Adviser shall, as may reasonably be requested by the Adviser, certify as to its compliance with its proxy voting policies and procedures and applicable federal statutes and regulations.

g.

Sub-Adviser’s Management and Monitoring of the Allocated Portion. The Sub-Adviser shall be responsible for daily monitoring of the investment activities and portfolio holdings associated with the Allocated Portion to seek to ensure compliance with the Strategy, relevant Governing Documents and Procedures, and applicable law. For clarity, the Sub-Adviser shall not be responsible for the Fund’s compliance with diversification requirements under the 1940 Act or Subchapter M of the Internal Revenue Code of 1986, as amended. In connection with such daily monitoring efforts, the Sub-Adviser shall construct, maintain, and utilize preclearance systems reasonably designed to evaluate possible positions in light of Strategy limitations prior to execution of such positions. The Adviser or the Trust, on behalf of the Fund, as applicable, shall timely provide to the Sub-Adviser all information and documentation that the parties mutually agree is necessary or appropriate for the Sub-Adviser to fulfill its obligations under this Agreement. The Sub-Adviser shall timely provide to the Adviser all information and documentation that the parties mutually agree is necessary or appropriate for the Adviser to fulfill its obligations under this Agreement and under the Advisory Agreement with respect to the Allocated Portion. The Sub-Adviser shall also cooperate with and provide to the Adviser such information as the Adviser shall reasonably request to assist the Adviser in its monitoring of the performance of the Sub-Adviser and investment activities and portfolio holdings of the Allocated Portion. The Sub-Adviser shall act on any reasonable written instructions of the Adviser, not inconsistent with Sub-Adviser’s fiduciary duties and applicable law, with respect to the investment activities used to manage the Allocated Portion to ensure the Fund’s compliance with the Governing Documents, Procedures, and applicable law.

h.	Daily Transmission of Information to Custodian. In connection with any purchase and sale of securities or other instruments for the Allocated Portion, the Sub-Adviser will arrange for the transmission to the custodian for the Fund (the “Custodian”) on a daily basis (by the end of the trade date) such confirmation, trade tickets, and other documents and information, including, but not limited to, CUSIP, Sedol, or other numbers that identify the securities or other instruments to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the Custodian to perform its custodial, administrative, and recordkeeping responsibilities with respect to the Fund. Sub-Adviser also will arrange to provide copies of such confirmations, trade tickets, and other documents and information concurrently to the Administrator. With respect to securities or other instruments to be settled through the Fund’s Custodian, the Sub-Adviser will arrange for the prompt transmission of the confirmation of such trades to the Custodian. The parties acknowledge that the Sub-Adviser is not a custodian of the Fund’s assets and will not take possession or custody of such assets. Sub-Adviser will have no responsibility with respect to the collection of income or the physical acquisition or safekeeping of the assets of the Fund. All such duties shall be the sole obligation of the Custodian.

i.	Assistance with Valuation. The Sub-Adviser will assist the Adviser and the Custodian, Administrator, or similar party designated by the Adviser in determining or confirming, consistent with the applicable Procedures, the value (including determinations of fair value under the 1940 Act) of any positions in the Allocated Portion and for which the Adviser, Custodian, Administrator, or similar party seeks assistance from or identifies for review by the Sub-Adviser. Such assistance may include, but is not limited to, sourcing quotations from pricing brokers, providing estimates of fair value, monitoring for significant events, providing information for monthly valuation reports, and providing assistance with annual due diligence reviews.

j.

Provision of Information and Certifications. The Sub-Adviser shall timely provide to the Adviser and the Trust, on behalf of the Fund, all information and documentation with respect to the Allocated Portion that they may reasonably request as necessary or appropriate in connection with the compliance by any of them with the requirements of the Governing Documents, the Procedures and any applicable law, including, without limitation, (i) information and commentary for the Fund’s annual and semi-annual reports, in a format approved by the Adviser, together with (A) a certification that such information and commentary discuss all of the factors that materially affected the performance of the Allocated Portion, including the relevant market conditions and the investment techniques and strategies used and (B) additional certifications related to the Sub-Adviser’s management of the Allocated Portion in order to support the Fund’s filings on Form N-CSR, Form N-Q and other applicable forms, and the Fund’s Principal Executive Officer’s and Principal Financial Officer’s certifications under Rule 30a-2 under the 1940 Act, thereon; (ii) within 5 business days after each quarter-end, a quarterly certification with respect to compliance and operational matters related to the Sub-Adviser and the Sub-Adviser’s management of the Allocated Portion (including, without limitation, compliance with the Procedures), in a format reasonably requested by the Adviser, as it may be amended from time to time; and (iii) an annual certification from the Sub-Adviser’s Chief Compliance Officer, appointed under Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), with respect to the design and operation of the Sub-Adviser’s compliance program as relevant to the Allocated Portion, in a format reasonably requested by the Adviser.

k.	Code of Ethics. The Sub-Adviser will maintain a written code of ethics (the “Code of Ethics”) that complies with the requirements of Rule 17j-1 under the 1940 Act (“Rule 17j-1”), and will institute procedures reasonably necessary to prevent any Access Person (as defined in Rule 17j-1) from violating its Code of Ethics. The Sub-Adviser will provide a copy of its Code of Ethics to the Adviser and the Fund. The Sub-Adviser will follow its Code of Ethics in all material respects in performing its services under this Agreement. The Sub-Adviser also will certify quarterly to the Trust on behalf of the Fund and the Adviser that it and its “Advisory Persons” (as defined in Rule 17j-1) have complied materially with the requirements of Rule 17j-1 during the previous quarter or, if not, explain what the Sub-Adviser has done or plans to do to seek to ensure such compliance in the future. Annually, the Sub-Adviser will furnish to the Trust and the Adviser a written report, which complies with the requirements of Rule 17j-1 and Rule 38a-1 as applicable, concerning its Code of Ethics and compliance program. With respect to violations of the Code of Ethics directly affecting the Fund, the Sub-Adviser will permit representatives of the Trust or the Adviser, upon their reasonable advance written request, to examine reports (or summaries of the reports) required to be made by Rule 17j-1 relating to enforcement of the Code of Ethics. Further, the Sub-Adviser represents that it has policies and procedures reasonably designed, taking into consideration the nature of Sub-Adviser’s business, regarding the detection and prevention of the misuse of material, nonpublic information by the Sub-Adviser and its employees.

l.	Sub-Adviser Review of Materials. Upon the Adviser’s reasonable request, the Sub-Adviser shall review and comment upon selected portions, relating to the Sub-Adviser and/or the Strategy, of the Registration Statement, other offering documents and ancillary sales and marketing materials prepared by the Adviser for the Fund, and participate, at the reasonable request of the Adviser and as mutually agreed to by the Sub-Adviser, in educational meetings with selling brokers and other intermediaries about portfolio management and investment-related matters of the Fund. The Sub-Adviser will promptly inform the Fund and the Adviser if it becomes aware that any information in the Registration Statement is (or will become) inaccurate or incomplete in any material respect.

m.	Regulatory and Legal Communications and Notices. The Sub-Adviser shall promptly provide notice to the Adviser in writing regarding any received or threatened in writing inspections, notices, inquiries, actions, suits, proceedings, or investigations, in law or in equity, from any governmental, judicial, administrative, or self-regulatory agency, or public board or body, concerning, or potentially impacting in any material respect, the Fund, the Allocated Portion, or the Sub-Adviser’s activities in connection with the Fund or the Allocated Portion, including without limitation, any deficiency letter, responses to deficiency letters, or similar communications or actions. Upon request, the Sub-Adviser shall promptly make available such documents to the Adviser.

n.	Notice of Material Actions / Change in Control. The Sub-Adviser will keep the Trust and the Adviser informed of developments relating to its duties as sub-adviser of which the Sub-Adviser has, or should have, knowledge that would materially affect the Allocated Portion. The Sub-Adviser will notify the Adviser promptly in writing (i) of any changes in its partners or key personnel, including, without limitation, any change in key members of the investment committee; (ii) if Frank Majors and Greg Hagood cease to be employed by Nephila Advisers, LLC and actively involved in the strategic management of the Sub-Adviser; or (iii) there is any actual or reasonably expected change in the control of the Sub-Adviser.

o.	Services to Other Clients. The Adviser acknowledges that, pursuant to Sub-Adviser’s Side-by-Side Management Policy, Sub-Adviser and its affiliates may give advice and take action in the performance of their duties with respect to any of their other clients that may differ from advice given, or the timing or nature of actions taken, with respect to the Allocated Portion. Adviser also acknowledges that Sub-Adviser and its affiliates are fiduciaries to other entities, some of which have the same or similar investment objectives (and will hold the same or similar investments) as the Allocated Portion, and that Sub-Adviser will carry out its duties hereunder together with its duties under such relationships. Nothing in this Agreement shall be deemed to confer upon Sub-Adviser any obligation to purchase or to sell or to recommend for purchase or sale for the Allocated Portion any investment that Sub-Adviser, its affiliates, officers or employees may purchase or sell for its or their own account or for the account of any client, if in the sole and absolute discretion of Sub-Adviser it is for any reason impractical or undesirable to take such action or make such recommendation for the Allocated Portion. In addition, Adviser understands that the persons employed by Sub-Adviser to assist in Sub-Adviser’s duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement will be deemed to limit or restrict the right of Sub-Adviser or any of its affiliates to engage in and devote time and attention to other businesses or to render services to other clients.

p.	No Representations or Warranties as to Performance. Sub-Adviser makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Allocated Portion or that the Allocated Portion will perform comparably with any standard, including any other client of the Sub-Adviser or index.

3.	Broker-Dealer Selection.

The Sub-Adviser is responsible for decisions to buy and sell securities for the Allocated Portion, broker-dealer selection, and negotiation of brokerage commission rates (where applicable). To the extent provided in the Registration Statement, and in accordance with applicable law and applicable policies and procedures of the Sub-Adviser, as approved by the Board (the “Sub-Adviser Procedures”), the Sub-Adviser shall, in the name of the Fund, place orders for the execution of portfolio transactions when applicable with or through such brokers, dealers or other financial institutions as selected in accordance with Section 2(d) hereof. The Sub-Adviser shall use its reasonable best efforts to obtain best execution on all portfolio transactions executed in respect of the Allocated Portion, considering all circumstances. In selecting brokers, dealers, or other financial intermediaries to execute a particular transaction, the Sub-Adviser may take all relevant factors into consideration, including: the commission rate, the breadth of the market and the price of the security; the reliability, integrity, and financial condition of the broker, dealer, or intermediary; the size of and difficulty in executing the order; and the reasonableness of the commission, if any, with respect to the specific transaction.

Subject to the Sub-Adviser Procedures and any written instructions as the Adviser may from time to time provide, the Sub-Adviser may, to the extent permissible by Section 28(e) of the Securities Exchange Act of 1934, cause the Allocated Portion to pay a broker or dealer that provides brokerage or research services to the Adviser, the Sub-Adviser and the Allocated Portion an amount of commission for effecting a portfolio transaction in excess of the amount of commission that another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines, in good faith, that such amount of commission is reasonable in relationship to the value of such brokerage or research services provided viewed in terms of that particular transaction or the Sub-Adviser’s overall responsibility to the Fund or its other advisory clients.

On occasions when the Sub-Adviser deems the purchase or sale of a security for the Allocated Portion to be in the best interest of the Fund as well as other clients of the Sub-Adviser, the Sub-Adviser may, in accordance with applicable law and the Sub-Adviser Procedures, but is under no obligation to, aggregate the securities to be so purchased or sold with other orders for other clients of the Sub-Adviser in order to seek to obtain a more favorable price or lower brokerage commission and efficient execution. In such event, allocation of the securities so purchased or sold, as well as of the fees and expenses incurred in the transaction, will be made by the Sub-Adviser consistent with the Sub-Adviser Procedures and in a manner it considers equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

On an ongoing basis, but not less often than annually, the Sub-Adviser will identify and provide a written description to the Board and the Adviser of all “soft dollar” arrangements that the Sub-Adviser maintains with respect to the Fund or with brokers or dealers that execute transactions for the Fund, and of all research and other services provided to the Sub-Adviser by a broker or dealer (whether prepared by such broker or dealer or by a third party) as a result, in whole or in part, of the direction of Fund transactions for the Allocated Portion to the broker or dealer. In addition, at such times as the Adviser or the Board shall request, the Sub-Adviser will provide a written report to the Adviser and the Board, in a form reasonably agreed between the Sub-Adviser and the Adviser, summarizing the brokerage details with respect to transactions executed by the Sub-Adviser for the Allocated Portion.

4.	Book and Records; Periodic Reports.

a.	Maintenance Requirements. The Sub-Adviser shall either transmit to the Fund’s Administrator for preservation, or maintain on its own, such books and records with respect to its services and activities on behalf of the Fund as are required by law, including, without limitation, the 1940 Act (including, without limitation, the investment records and ledgers required by Rule 31a-1) and the Advisers Act, and the rules and regulations thereunder (the “Fund’s Books and Records”). The Sub-Adviser agrees that the Fund’s Books and Records required to be maintained under the 1940 Act are the Fund’s property and further agrees to surrender promptly to the Trust or the Adviser the Fund’s Books and Records upon the request of the Board or the Adviser; provided, however, that the Sub-Adviser may retain copies of the Fund’s Books and Records at its own cost. The Sub-Adviser shall make the Fund’s Books and Records available for inspection and use by the SEC and other regulatory authorities having authority over the Fund, the Trust, the Adviser or any person retained by the Board at all reasonable times upon reasonable prior notice. Where applicable, the Fund’s Books and Records shall be maintained by the Sub-Adviser for the periods and in the places required by Rule 31a-2 under the 1940 Act. In the event of the termination of this Agreement, the Fund’s Books and Records will be returned to the Trust or the Adviser, except to the extent they already have been delivered to the Administrator.

b.	Periodic Reports. The Sub-Adviser shall (i) render to the Board such periodic and special reports as the Board or the Adviser may reasonably request; and (ii) meet with any persons at the reasonable request of the Adviser or the Board for the purpose of reviewing the Sub-Adviser’s performance under this Agreement at reasonable times and upon reasonable advance notice.

5.	Compensation of the Sub-Adviser.

The Adviser will pay the Sub-Adviser for its services with respect to the Fund the compensation specified in Appendix A to this Agreement.

6.	Allocation of Charges and Expenses.

The Sub-Adviser shall bear its expenses of providing services pursuant to this Agreement. It is understood that, pursuant to the Advisory Agreement, the Fund will pay all expenses other than those expressly stated to be payable by the Sub-Adviser hereunder or by the Adviser under the Advisory Agreement, which expenses payable by the Fund shall include, without limitation, those set forth in Section 4 of the Advisory Agreement.

7.	Standard of Care; Breach.

a.	Standard of Care. The Sub-Adviser will exercise its best judgment and will act in good faith and use reasonable care and act in a manner consistent with applicable federal and state laws and regulations in rendering the services it agrees to provide under this Agreement.

b.	Notification, Curing Breach. The Sub-Adviser shall use its reasonable best efforts to cooperate with the Adviser in curing any regulatory or compliance breaches or breaches of this Agreement as promptly as possible. The Sub-Adviser will notify the Adviser as soon as reasonably practicable upon detection of any material breach by the Sub-Adviser of the 1940 Act, the Governing Documents, the Procedures, the Strategy or this Agreement.

8.	Use of Names and Track Record.

a.

Adviser’s and Fund’s Use of Sub-Adviser Name. The parties agree that the name of Nephila, and the short forms and derivatives of its name, are the valuable property of Nephila. During the term of this Agreement and as required for legal and regulatory compliance thereafter, the Adviser and the Fund shall have a non-exclusive and non-transferable royalty-free license to use the name of the Sub-Adviser, including any short-form of such name or any combination or derivation thereof, in all materials relating to the Fund, except as otherwise provided herein. The Sub-Adviser acknowledges and agrees that in connection with this license, the Adviser, the Fund and the Fund’s selling agents will use materials containing such names in marketing the Fund to current and prospective investors. The Adviser and the Fund shall cease to use the name of the Sub-Adviser in any materials (except as may be reasonably necessary, in the reasonable discretion of the Adviser, to comply with applicable law and regulation) promptly upon termination of this Agreement, and the Fund shall promptly amend, and, if necessary, file such amendment to, any applicable organizational document, changing its name so that the name of Sub-Adviser is not included in the name of the Fund. Prior to printing or distributing to investors or prospective investors any forms of marketing materials that provide information regarding the Sub-Adviser beyond its identification as a sub-adviser to the Fund, the Adviser shall consult with the Sub-Adviser and Sub-Adviser shall have the right, at its own expense, to review and approve such materials. The Adviser shall not print or distribute such materials if Sub-Adviser reasonably objects in writing, provided, however, that if the Sub-Adviser fails to object in writing (including via e-mail) by the end of the fifth business day after delivery of such materials (or such other time as may be mutually agreed), the Sub-Adviser will be deemed to have granted consent on the end of the fifth business day following delivery of such materials to the Sub-Adviser for approval (or such longer agreed upon period). Once approved, the Adviser may continue to use such materials without further review or approval by the Sub-Adviser, provided that no material change is made to the information regarding the Sub-Adviser provided therein. The Sub-Adviser shall have no responsibility to ensure the adequacy of the form or content of the marketing materials prepared by the Fund for purposes of the 1940 Act or other applicable law. If the Adviser and the Trust makes any unauthorized use of Nephila’s name or short forms or derivatives thereof, the parties acknowledge that the Sub-Adviser may suffer irreparable harm for which monetary damages are inadequate and in such event, the Sub-Adviser shall be entitled to seek injunctive relief.

b.	Restrictions on Use of Adviser’s Name. The Sub-Adviser shall not use the name of the Trust, the Fund, the Adviser, “Blackstone Alternative Asset Management L.P.” or “Blackstone” (or any combination or derivation thereof) in any material relating to the Sub-Adviser in any manner not approved prior thereto in writing by the Adviser. If the Sub-Adviser makes any unauthorized use of the Trust’s, Fund’s, Adviser’s or Blackstone’s name or short forms or derivatives thereof, the parties acknowledge that the Adviser may suffer irreparable harm for which monetary damages are inadequate and in such event, the Adviser shall be entitled to seek injunctive relief.

c.	Non-Disparagement. The Sub-Adviser represents and warrants that it will not make, or cause or allow any of its affiliates to make, any oral or written statement to any third party that disparages, defames, or reflects adversely upon the Trust, the Fund, or the Adviser, provided that the foregoing obligation shall not apply to statements made (i) to satisfy any obligation under applicable law to give notice or provide information to any governmental authority, (ii) to satisfy a fiduciary duty, (iii) in civil lawsuits or other dispute resolution proceedings involving the parties, or (iv) subject to any legal obligation not to make an untrue statement of material fact or not to omit to state a material fact necessary to make the statements made not misleading. The Adviser represents and warrants that it will not make, or cause or allow any of its affiliates to make, any oral or written statement to any third party that disparages, defames, or reflects adversely upon the Sub-Adviser, provided that the foregoing obligation shall not apply to statements made (i) to satisfy any obligation under applicable law to give notice or provide information to any governmental authority, (ii) to satisfy a fiduciary duty, (iii) in civil lawsuits or other dispute resolution proceedings involving the parties, or (iv) subject to any legal obligation not to make an untrue statement of material fact or not to omit to state a material fact necessary to make the statements made not misleading.

d.	Use of Track Record. The Sub-Adviser may use performance data it generates in connection with the Fund for its track record without approval in writing by the Adviser, provided that the Fund is not specifically identified by name. The Adviser may use the performance data generated by the Sub-Adviser in connection with the Fund without limitation during and after the term of this Agreement.

9.	Liability and Indemnification.

a.

Absent the Sub-Adviser’s breach of this Agreement or the willful misconduct, bad faith, gross negligence, or reckless disregard of the obligations or duties hereunder on the part of the Sub-Adviser, or its officers, directors, partners, agents, employees and controlling persons, the Sub-Adviser shall not be liable for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any position; provided, however, that the Sub-Adviser shall be responsible for, and shall indemnify and hold the Fund and the Adviser and each of their respective Trustees, members, officers, employees and shareholders, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act of 1933, as amended (the “Securities Act”), harmless against, any and all Losses (as defined below) arising out of or resulting from a “Trade Error” (as defined in the Compliance Manual of the Fund, as the same may be amended from time to time) caused by the negligent action or negligent omission of the Sub-Adviser or its agent. The Adviser agrees to provide written notice to the Sub-Adviser at least 35 days prior to any material changes to the definition of Trade Error becoming effective with respect to the Allocated Portion unless, in the reasonable discretion of the Adviser, such change must become effective earlier due to any applicable law, rule, regulation or court order. It is acknowledged and agreed that any Trade Error that results in a gain to the Fund shall inure to the benefit of the Fund. For the avoidance of doubt, it is acknowledged and agreed that the Fund is a third party beneficiary of the indemnity granted in this Section 9(a), and the indemnity is intended to cover claims by the Fund, the Trust (on behalf of the Fund), or the Adviser against the Sub-Adviser for recovery pursuant to this section.

b.	The Sub-Adviser acknowledges that it has received notice of and accepts the limitations upon the Fund’s liability set forth in its Agreement and Declaration of Trust, as amended. The Sub-Adviser agrees that any of the Fund’s obligations shall be limited to the assets of the Fund and that the Sub-Adviser shall not seek satisfaction of any such obligation from the shareholders of the Fund nor from any other series of the Trust or any Trustees or officer, employee or agent of the Fund or other series of the Trust.

c.	The Sub-Adviser shall indemnify the Fund and the Adviser and each of their respective trustees, members, officers, employees and shareholders, and each person, if any, who controls the Fund or the Adviser within the meaning of Section 15 of the Securities Act, against, and hold them harmless from, any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, reasonably incurred attorneys’ and accountants’ fees and disbursements) (collectively, “Losses”) asserted by any third party in so far as such Losses (or actions with respect thereto) arise out of or are based upon (i) any actual material misstatement or omission in the Fund’s Registration Statement, any proxy statement, or communication to current or prospective investors in the Fund relating to disclosure provided in written materials to the Adviser or the Fund by the Sub-Adviser for inclusion in such documents; or (ii) the bad faith, willful misconduct or gross negligence by the Sub-Adviser in the performance of its duties under this Agreement or reckless disregard of obligations or duties hereunder. For the avoidance of doubt, it is acknowledged and agreed that the indemnity in this Section 9(c) shall not operate to limit in any way the indemnification granted by the Sub-Adviser to the Adviser, the Fund, or the Trust (on behalf of the Fund) in Section 9(a) above.

d.	The Adviser shall indemnify the Sub-Adviser and each of its partners, officers, employees and shareholders, and each person, if any, who controls the Sub-Adviser within the meaning of Section 15 of the Securities Act, against, and hold them harmless from, any and all Losses asserted by any third party in so far as such Losses (or actions with respect thereto) arise out of or are based upon (i) any actual material misstatement or omission in the Fund’s Registration Statement, any proxy statement, or communication to current or prospective investors in the Fund (other than a misstatement or omission relating to disclosure provided in written materials to the Adviser or the Fund by the Sub-Adviser for inclusion in such documents); (ii) any action or inaction by the Sub-Adviser that the Sub-Adviser has made or refrained from making, as applicable, in good faith pursuant to and consistent with the Adviser’s written instructions to the Sub-Adviser; or (iii) the bad faith, willful misconduct or gross negligence by the Adviser in the performance of its duties under this Agreement or reckless disregard of obligations or duties hereunder.

e.	Promptly after receipt of notice of any action, arbitration, claim, demand, dispute, investigation, lawsuit or other proceeding (each a “Proceeding”) by a party seeking to be indemnified under Section 9(c) or 9(d) (the “Indemnified Party”), the Indemnified Party will, if a claim in respect thereof is to be made against a party against whom indemnification is sought under Section 9(c) or 9(d) (the “Indemnifying Party”) notify the Indemnifying Party in writing of the commencement of such Proceeding; provided that the failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party from any indemnification liability which it may have to the Indemnified Party. No Indemnifying Party shall be liable under this section for any settlement of any Proceeding entered into without its consent with respect to which indemnity may be sought hereunder.

f.	The rights of indemnification provided in this section shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise by law.

10.	Sub-Adviser Insurance.

The Sub-Adviser agrees that it will maintain at its own expense an Errors and Omissions insurance policy with respect to the Sub-Adviser in a commercially reasonable amount based upon the amount of assets managed by the Sub-Adviser, and Directors and Officers insurance and fidelity bond insurance in a commercially reasonable amount. The foregoing policies shall be issued by insurance companies that maintain an A.M. Best rating of A- or higher, or are otherwise acceptable to the Adviser in its reasonable discretion. Any and all deductibles specified in the above-referenced insurance policies shall be assumed by the Sub-Adviser.

11.	Custodian.

The Fund’s assets shall be maintained in the custody of its Custodian. Any assets added to the Fund shall be delivered directly to the Fund’s Custodian, and the Sub-Adviser shall have no liability for the acts or omissions of any such Custodian.

12.	Representations of the Sub-Adviser.

The Sub-Adviser represents, warrants, and further covenants as follows:

a.	Duly Organized / Good Standing. It is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and is qualified to do business in each jurisdiction in which failure to be so qualified would reasonably be expected to have a material adverse effect upon it.

b.	Authority. The execution, delivery and performance by the Sub-Adviser of this Agreement are within the Sub-Adviser’s powers and have been duly authorized by all necessary action on the part of its governing body (i.e., its board of directors/trustees/members), and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-Adviser for the execution, delivery and performance of this Agreement, and the execution, delivery and performance of this Agreement by the Sub-Adviser does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation applicable to the Sub-Adviser, (ii) the Sub-Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Sub-Adviser. Any individuals whose signatures are affixed to this Agreement on behalf of the Sub-Adviser have full authority and power to execute this Agreement on behalf of the Sub-Adviser.

c.	Enforceable Agreement. This Agreement is enforceable against the Sub-Adviser in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

d.	Registered Investment Adviser. The Sub-Adviser (i) is duly registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement; (iii) has appointed a Chief Compliance Officer under Rule 206(4)-7 under the Advisers Act; (iv) has adopted written policies and procedures that are reasonably designed to prevent violations of the Advisers Act from occurring, detect violations that have occurred, and correct promptly any violations that have occurred, and will provide notice promptly to the Adviser of any material violations relating to the Fund; (v) to the best of its knowledge, has materially met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency; and (vi) will promptly notify the Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of a registered investment company pursuant to Section 9(a) of the 1940 Act.

e.	No Material Pending Actions. To the best of its knowledge, there are no material actions, suits, proceedings, or investigations, pending or threatened in writing, before or by any court, governmental, administrative or self-regulatory body, board of trade, exchange, or arbitration panel to which it or any of its directors, officers, employees, partners, shareholders, members or principals, or any of its affiliates is a party or to which its or its affiliates or any of its or its affiliates’ assets are subject, nor has it or its affiliates received any written notice of an investigation, inquiry, or dispute by any court, governmental, administrative, or self-regulatory body, board of trade, exchange, or arbitration panel regarding any of its or their activities which might reasonably be expected to have a material adverse effect on the Fund or the Sub-Adviser (including any material adverse change in the Sub-Adviser’s financial or business prospects) or the Sub-Adviser’s ability to perform its obligations under this Agreement.

f.	Licenses and Registrations. It has all governmental, regulatory, self-regulatory, and exchange licenses, registrations, memberships, and approvals required to act as investment adviser to the Fund and it will maintain any such required licenses, registrations, memberships, and approvals.

The Sub-Adviser is a commodity trading advisor, duly registered with the U.S. Commodity Futures Trading Commission and a member in good standing of the National Futures Association. The Sub-Adviser shall maintain such registration and membership in good standing continuously during the term of this Agreement or will be exempt from such registration and membership.

g.	ADV. It has provided the Adviser with a copy of its Form ADV and will, promptly after making any amendment to its Form ADV, furnish a copy of such amendment to the Adviser.

h.	Section 13 Filings. For purposes of Section 13(f) of the Exchange Act, and Rule 13f-1 thereunder, the Sub-Adviser shall be deemed to exercise investment discretion over any “Section 13(f) securities” (as defined in Rule 13f-1(c) under the Exchange Act) held or previously held in the Allocated Portion, and shall include information regarding such securities in its reports filed on Form 13F. For purposes of Section 13(d) and 13(g) of the Exchange Act, the Sub-Adviser shall be deemed the “beneficial owner” of any equity security held or previously held in the Allocated Portion, and shall include information regarding such securities, as required, in its “beneficial ownership reports” filed on Schedules 13D or 13G. For the avoidance of doubt, nothing contained in this Section 12(j) shall be understood as a representation by the Sub-Adviser that it is the owner (or beneficial owner) of these securities for purposes other than those referenced herein.

i.

Ongoing Representations and Warranties. If, at any time during the term of this Agreement, it discovers any fact or omission, or any event or change of circumstances has occurred, which would make any of its representations and warranties in this Agreement inaccurate or incomplete in any material respect, the Sub-Adviser will provide prompt written notification to the Adviser of such fact, omission, event, or change of circumstance, and the facts related thereto, and it is agreed that the failure to provide such notification of the failure to continue to be in compliance with the foregoing representations and warranties shall be deemed a material breach of this Agreement. The Sub-Adviser agrees that it will provide prompt notice to the Adviser in the event that the Sub-Adviser makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, or is otherwise adjudged bankrupt or insolvent by a court of competent jurisdiction.

13.	Representations of the Adviser.

The Adviser represents, warrants and further covenants as follows:

a.	Duly Organized / Good Standing. It is duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is qualified to do business in each jurisdiction in which failure to be so qualified would reasonably be expected to have a material adverse effect upon it.

b.	Authority. The execution, delivery and performance by the Adviser of this Agreement are within the Adviser’s powers and have been duly authorized by all necessary action, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance of this Agreement, and the execution, delivery and performance of this Agreement by the Adviser does not contravene or constitute a default under (i) any provision of applicable law, rule or regulation applicable to the Adviser, (ii) the Adviser’s governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instruments binding upon the Adviser. Any individuals whose signatures are affixed to this Agreement on behalf of the Adviser have full authority and power to execute this Agreement on behalf of the Adviser.

c.	Enforceable Agreement. This Agreement is enforceable against the Adviser in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

d.

Registered Investment Adviser. The Adviser (i) is duly registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement and the Adviser’s investment advisory agreement with the Fund remain in effect, (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by the Adviser’s investment advisory agreement with the Fund, (iii) has appointed a Chief Compliance Officer under Rule 206(4)-7 under the Advisers Act, (iv) to the best of its knowledge, has materially met and will seek to continue to materially meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, and (v) will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify the Adviser from serving as an investment adviser of a registered investment company pursuant to Section 9(a) of the 1940 Act or otherwise.

e.	No Material Pending Actions. To the best of its knowledge, there are no material actions, suits, proceedings, or investigations, pending or threatened in writing, before or by any court, governmental, administrative, or self-regulatory body, board of trade, exchange, or arbitration panel to which it or any of its officers, directors, employees, partners, shareholders, members or principals, or any of its affiliates, is a party or to which it or any of its affiliates or any of its or its affiliates’ assets are subject, nor has it or any of its affiliates received any written notice of an investigation, inquiry, or dispute by any court, governmental, administrative, or self-regulatory body, board of trade, exchange, or arbitration panel regarding any of their respective activities which might reasonably be expected to have a material adverse effect on the Adviser (including any material adverse change in the Adviser’s financial or business prospects) or the Adviser’s ability to perform its obligations under this Agreement.

f.	Licenses and Registrations. It has all governmental, regulatory, self-regulatory, and exchange licenses, registrations, memberships, and approvals required to act as investment adviser to the Fund and it will maintain any such required licenses, registrations, memberships, and approvals.

The Adviser is a commodity pool operator with respect to the Fund, duly registered with the U.S. Commodity Futures Trading Commission and a member in good standing of the National Futures Association. The Adviser shall maintain such registration and membership in good standing continuously during the term of this Agreement or will be exempt from such registration and membership.

g.	Ongoing Representations and Warranties. If, at any time during the term of this Agreement, it discovers any fact or omission, or any event or change of circumstances has occurred, which would make any of its representations and warranties herein inaccurate or incomplete in any material respect, it will provide prompt written notification to the Sub-Adviser of such fact, omission, event, or change of circumstance, and the facts related thereto, and it is agreed that the failure to provide such notification of the failure to continue to be in compliance with the foregoing representations and warranties shall be deemed a material breach of this Agreement. The Adviser agrees that it will provide prompt notice to the Sub-Adviser in the event that the Adviser makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, or is otherwise adjudged bankrupt or insolvent by a court of competent jurisdiction.

14.	Renewal, Termination, and Amendment.

a.

Renewal. Unless terminated earlier, this Agreement shall continue in effect until June 30, 2016, and thereafter for successive periods of 12 months each, only so long as such continuance is specifically approved annually (i) by a vote of the

Trustees of the Trust or by vote of a majority of outstanding voting securities of the Fund, and (ii) by vote of a majority of the Trustees who are not interested persons of the Trust (as defined in the 1940 Act) or of any person party to this Agreement, cast in person at a meeting called for the purpose of such approval.

b.	Termination. This Agreement may be terminated at any time without payment of any penalty (i) by the Board, or by a vote of a majority of the outstanding voting securities of the Fund upon 60 days’ prior written notice to the Adviser and the Sub-Adviser; (ii) by the Sub-Adviser upon 60 days’ prior written notice to the Adviser and the Fund; or (iii) by the Adviser upon 60 days’ written notice to the Fund and Sub-Adviser, or, in each case, upon such shorter notice as may be mutually agreed upon in writing by the parties hereto. This Agreement may also be terminated immediately, without the payment of any penalty, by the Adviser upon (a) a material breach by the Sub-Adviser of any representations and warranties set forth in this Agreement, if such breach has not been cured within ten (10) business days after written notice of such breach; (b) if, in the reasonable judgment of the Adviser, the Sub-Adviser becomes unable to discharge its duties and obligations under this Agreement, including, without limitation, circumstances such as the insolvency of the Sub-Adviser, the termination, resignation, or other loss of a key member of the investment committee, or other circumstances that the Adviser determines could adversely affect the Fund; or (c) at the discretion of the Adviser, if the Sub-Adviser or any officer or director of the Sub-Adviser is accused in any regulatory, self-regulatory or judicial investigation or proceeding as having violated the federal securities laws or engaged in criminal conduct. This Agreement shall terminate automatically and immediately in the event of its assignment. This Agreement may be amended at any time by the Sub-Adviser and the Adviser, subject to approval by the Board (including approval by a majority of those Trustees that are not “interested persons” of the Trust) and, if required by the 1940 Act or applicable SEC rules and regulations, a vote of a majority of the Fund’s outstanding voting securities; provided, however, that, notwithstanding the foregoing, this Agreement may be amended or terminated in accordance with any exemptive order issued to the Adviser, the Trust or its affiliates. It is understood that from time to time the Allocated Portion may be zero. This Agreement does not terminate in the event that no Allocated Portion is available for the Sub-Adviser. The terms “assignment,” “interested person” and “vote of a majority of the outstanding voting securities” shall have the meaning set forth for such terms in the 1940 Act, or the rules thereunder.

c.	Consequences of Termination. In the event of termination of this Agreement, Sections 4(a) (until the Books and Records have been transferred to Adviser, the Fund, or their designee), 8, 9, 10, 16, 20 and 23(b) shall survive such termination of this Agreement. Section 15 of this Agreement shall survive for a period of two (2) years following termination of this Agreement. Termination of this Agreement shall immediately and unconditionally revoke any and all powers of attorney granted to the Sub-Adviser under this Agreement.

15.	Confidentiality.

a.	Except as expressly authorized in this Agreement or as required by applicable law, regulation or court order, each party hereto and its affiliates (each, for purposes of this section, the “Recipient Party”) shall keep confidential and shall not use or disclose, except with the consent of the other party hereto (each, for purposes of this section, the “Disclosing Party”) or as otherwise provided in this section 15(a), any and all non-public, proprietary or confidential information concerning the business of the Disclosing Parties and/or their affiliates or investors, or potential investors, therein obtained in connection with the services rendered under this Agreement, including, without limitation, Portfolio Information (the “Information”); provided that the Recipient Party may make such disclosure to (A) its directors, officers, partners, employees, agents, advisors, service providers, potential financing counterparties or representatives, including legal and compliance personnel (collectively, the “Representatives”) who (i) need to know the Information in connection with this Agreement, (ii) have been informed of the confidential nature of such Information and (iii) have been advised that such Information is to be kept confidential and not used for any other purpose; (B) after prior notification to and approval in writing by the Disclosing Party, which approval shall not be unreasonably withheld and may not be withheld where the Recipient Party may be exposed to civil or criminal contempt proceedings for failure to comply or when requested to divulge such information by duly constituted authorities; or (C) as required by applicable law or regulation or upon request by a regulator or auditor of such Recipient Party. Notwithstanding the foregoing, the Trust and the Adviser shall be permitted to disclose Portfolio Information to any third party in connection with the operation of the Fund, provided that such third party has been advised that such Information is to be kept confidential and the Adviser shall not identify the securities and other instruments held in the Allocated Portion as specifically attributable to the Sub-Adviser in any disclosure of such Portfolio Information (except for disclosures to its Representatives) unless otherwise required by law or by a court, government agency, or self-regulatory body with competent jurisdiction over the Fund. The Recipient Party shall be responsible for a breach of this section. The term “Information” will not include information that (i) is or becomes publicly available other than as a result of a disclosure by the Recipient Party in violation of this section, (ii) is or becomes available to the Recipient Party or its Representatives from a source other than the Disclosing Party, which source, to the knowledge of the Recipient Party or its Representatives, does not have an obligation of confidentiality to the Disclosing Party with respect to such information, (iii) was already in the Recipient Party’s possession or the possession of its Representatives prior to receiving such information from the Disclosing Party, or (iv) is developed independently by the Recipient Party or its Representatives without use of the Information.

b.

Portfolio Information. As used herein “Portfolio Information” means confidential and proprietary information of the Fund, the Adviser or the Sub-Adviser with regard to the portfolio holdings and investment activity of the Fund.

In addition to the requirements of subsection (a) above, the Adviser and the Sub-Adviser will restrict access to the Portfolio Information to those employees of the Adviser and the Sub-Adviser or their affiliates or agents who will use it only for purposes reasonably related to the provision of services to the Fund and the Adviser and Sub-Adviser will be obligated to ensure that it is used only for such purposes.

c.	Each of the Adviser and the Sub-Adviser agrees that it shall exercise the same standard of care that it uses to protect its own confidential and proprietary information, but no less than reasonable care, to protect the confidentiality of the Information.

d.	Each Recipient Party acknowledges the global nature of each Disclosing Party’s businesses and the efforts the Disclosing Parties undertake to develop, preserve, and protect their Information and their business and competitive advantage and goodwill. Accordingly, each Recipient Party acknowledges and agrees that the restrictions, limitations and obligations in this section are reasonable and necessary for the protection of the legitimate business interests of the Disclosing Parties and their Affiliates. Each Recipient Party also acknowledges that the Disclosing Parties would not have entered into this Agreement unless the Recipient Party agreed to such restrictions, limitations and obligations.

16.	Notices.

Except as otherwise specifically provided herein, all communications under this Agreement must be in writing and will be deemed duly given and received when delivered personally, when sent by facsimile or e-mail transmission or three days after being deposited for next-day delivery with an internationally recognized overnight international delivery service, properly addressed to the party to receive such notice at the party’s address specified herein, or at any other address that any party may designate by notice to the others.

Sub-Adviser:

By Delivery or Facsimile:

Steven Glassman
Nephila Capital Ltd.
Victoria Place – 3rd Floor West
31 Victoria Place
Hamilton, HM 10
Bermuda
Fax: (441) 296-3648

with a copy to:

Laura Taylor
Nephila Capital Ltd.
Victoria Place – 3rd Floor West
31 Victoria Place
Hamilton, HM 10
Bermuda
Fax: (441) 296-3648

By Email:

sglassman@nephilacapital.com
Adviser:

By Delivery or Facsimile:

Peter Koffler
The Blackstone Group L.P.
Blackstone Alternative Investment Advisors LLC
345 Park Avenue, 28th Floor
New York, New York 10154
Fax: (212) 583-5016

with a copy (which shall not constitute notice) to:

James E. Thomas
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199-3600
Fax: 617-235-0483
By Email:

BAIACompliance@blackstone.com

17.	Severability.

If any provision of this Agreement is held by any court to be invalid, void or unenforceable, in whole or in part, the other provisions shall remain unaffected and shall continue in full force and effect, provided that the Agreement, as so modified, continues to express, without material change, the original intent of the parties and deletion of such provision will not substantially impair the respective rights and obligations of the parties, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

18.	Business Continuity.

The Sub-Adviser shall provide reasonable business continuity, disaster recovery and backup capabilities and facilities with respect to the performance of its obligations hereunder, in compliance in all material respects with Rule 38a-1 under the 1940 Act. Upon request, the Sub-Adviser shall provide to the Adviser copies of its written business continuity, disaster recovery and backup plan(s) or sufficient information and written certification regarding such plans to satisfy the Adviser and Fund’s reasonable inquiries and to assist the Fund and the Chief Compliance Officer of the Fund in complying with Rule 38a-1 under the 1940 Act. The Sub-Adviser represents that it tests its plan(s) on at least an annual basis, and shall, at the Adviser’s request, provide the Adviser with information regarding the results of its testing.

19.	Personnel.

The Sub-Adviser shall, in its reasonable discretion, perform background screening (including review of records as to violent or criminal conduct) of each employee of the Sub-Adviser with material access to Information, including at the time such employee is hired by the Sub-Adviser or at such times as an employee’s duties begin to include investment or oversight authority over a material portion of the Sub-Adviser’s assets under management.

20.	Limitation on Consultation.

In accordance with Rule 12d3-1 and Rule 17a-10 under the 1940 Act and any other applicable law or regulation, the Sub-Adviser is not permitted to consult with any other sub-adviser to the Fund or any sub-adviser to any other portfolio of the Trust or to any other investment company or investment company series for which the Adviser serves as investment adviser concerning transactions for the Fund in securities or other assets; provided that, the Sub-Adviser is not prohibited from consulting with any of the other covered sub-advisers solely concerning compliance with paragraphs (a) and (b) of Rule 12d3-1 of the 1940 Act. The Sub-Adviser is responsible only for providing advice with respect to the Allocated Portion.

21.	Lists of Affiliated Persons.

The Adviser shall provide the Sub-Adviser with a list of each entity that is both (i) an “affiliated person”, as such term is defined in the 1940 Act, of the Adviser and (ii) a broker, dealer, or entity that is engaged in the business of underwriting, or a registered investment adviser. The Sub-Adviser shall provide the Adviser with a list of each person who is an “affiliated person” (and any affiliated person of such an affiliated person), as such term is defined in the 1940 Act, of the Sub-Adviser. Each of the Adviser and the Sub-Adviser agrees promptly to update such list whenever the Adviser or the Sub-Adviser becomes aware of any changes that should be added to or deleted from such list of affiliated persons.

22.	Cooperation.

The Sub-Adviser shall cooperate reasonably with the Adviser for purposes of filing any required reports, and responding to regulatory requests, with the SEC or such other regulator having appropriate jurisdiction. The Sub-Adviser will work in good faith with the Adviser and the Fund’s service providers to ensure the orderly daily operation of the Fund (including, without limitation, assisting with preparation of regulatory filings and responding to regulatory requests).

23.	Miscellaneous.

a.	Further Actions. Each party agrees to perform such further actions and execute such further documents as are necessary to effectuate the purposes hereof.

b.	Governing Law. To the extent that state law is not preempted by the provisions of any law of the United States of America, all matters arising under or related to this Agreement shall be governed by, construed, interpreted and enforced in accordance with the internal laws of the State of New York.

c.	Appendices Part of Agreement. For the avoidance of doubt, it is acknowledged and agreed that the Appendices and Annexes appended hereto form a part of this Agreement. All defined terms used in this Agreement have the same meanings when used in the Appendices and Annexes hereto.

d.	Captions/Headings. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

e.	Joint Negotiation. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the parties intend that this Agreement be construed as if drafted jointly by the parties and that no presumption or burden of proof arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

f.	Counterparts. This Agreement may be executed in several counterparts, all of which together shall for all purposes constitute one agreement, binding on the parties.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of May 15, 2015 and effective as of the day and year first above written.

BLACKSTONE ALTERNATIVE INVESTMENT ADVISORS LLC

By:	/s/ Peter Koffler
Name:	Peter Koffler
Title:	Authorized Signatory

NEPHILA CAPITAL LTD.

By:	/s/ Steven Glassman
Name:	Steve Glassman
Title:	Chief Management Officer